UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 13, 2013

CARPENTER TECHNOLOGY CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware	1-5828	23-0458500
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

P.O. Box 14662 Reading, Pennsylvania	19612-4662
(Address of principal executive offices)	(Zip Code)

(610) 208-2000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

The Board of Directors of Carpenter Technology Corporation (the “Company”) appointed Thomas F. Cramsey to the position of Vice President — Finance, Global Operations of the Company effective June 13, 2013.  Mr. Cramsey, age 53, holds a Bachelor’s degree in Accounting and is a Certified Public Accountant.  Mr. Cramsey has been with Carpenter for twenty five years, holding various management positions in the area of finance, most recently serving as the Company’s Vice President and Chief Accounting Officer since February 2008.

The Board of Directors appointed Timothy Lain Vice President — Controller and Chief Accounting Officer, also effective June 13, 2013.  Mr. Lain, age 41, holds a Bachelor’s degree in Accounting from Temple University and is a Certified Public Accountant.  Mr. Lain has been with the Company for six years, serving throughout that period as the Company’s Director — External Financial Reporting.  Mr. Lain brings significant accounting, regulatory, financial reporting and management skills to the role of the Company’s principal accounting officer.  With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Lain and any of the Company’s directors or executive officers. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Lain and the Company that would be required to be reported.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARPENTER TECHNOLOGY CORPORATION

By	/s/ Tony R. Thene
Tony R. Thene
Senior Vice President and
Chief Financial Officer

Date: June 14, 2013

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